UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 10, 2011

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) approved 2011 base salaries, restricted share awards and restricted share unit awards and 2010 annual cash incentive awards for the Company’s Chief Executive Officer, the three other members of the Company’s Office of the Chair and the Chief Financial Officer (collectively, the “Named Executive Officers”).

2011 Base Salaries

The following table sets forth the annual base salaries for 2011, which represent an increase of 2% (except in the case of Ronald Rubin, where the amount represents no increase) from 2010 salaries, for each of the Named Executive Officers:

Name	2011 Base Salary

Ronald Rubin	$562,648
Edward A. Glickman	$524,237
George F. Rubin	$421,473
Joseph F. Coradino	$421,473
Robert F. McCadden	$403,260

2011 Long Term Incentive Plan Awards

The Compensation Committee also approved long term incentive plan awards to each of the Named Executive Officers. The Committee made one half of these awards in the form of time-based restricted shares, and one half of these awards in the form of market based performance-contingent restricted share units, or RSUs, under the Company’s 2011-2013 Restricted Share Unit Program. The RSU portion of the award represents the right to earn common shares in the future depending on the Company’s total return to shareholders during the three year period beginning January 1, 2011 and ending on the earlier of December 31, 2013 or the date of a Change in Control, as defined in the Program (the “Measurement Period”).

Restricted Shares. With respect to the portion of the awards made in the form of time-based restricted shares, these shares generally will vest in three equal annual installments on February 15th of the years following the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they had vested at the grant date.

The following table sets forth the number of restricted shares granted to the Named Executive Officers:

Name	Number of Restricted Shares (1)	Dollar Value

Ronald Rubin	48,323	$703,310
Edward A. Glickman	31,517	$458,708
George F. Rubin	27,511	$400,400
Joseph F. Coradino	27,511	$400,400
Robert F. McCadden	24,244	$352,853

(1)	The number of shares shown is based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the awards.

The grants of restricted shares were made pursuant to the Amended and Restated 2003 Equity Incentive Plan. The Amended and Restated 2003 Equity Incentive Plan was filed as Exhibit 10.2 to PREIT’s Quarterly Report on Form 10-Q filed on August 6, 2010, and is incorporated herein by reference.

Market Based Performance-Contingent Restricted Share Units (RSUs). The RSUs represent the right to earn common shares in the future. The issuance of common shares, if any, by the Company depends on the Company’s performance in terms of total return to shareholders (“TRS”) for the Measurement Period relative to the TRS for the Measurement Period of real estate investment trusts comprising a leading index of real estate investment trusts (the “Index REITs”). If the Company’s TRS performance over the Measurement Period is below the 25th percentile of the Index REITs, then no shares will be earned. If the Company’s TRS over the Measurement Period is above the 25th percentile up to above the 75th percentile of the Index REITs, then a percentage of the awards ranging from 50% to 150% will be earned. Dividends are deemed credited to the RSU accounts and are applied to “acquire” more RSUs for the account of the Named Executive Officer at the 20-day average closing price per common share ending on the dividend payment date. Awards will be paid in common shares in an amount equal to the number of RSUs earned at the end of the Measurement Period. Participants in the program may elect to defer receipt of common shares earned.

The following table sets forth information regarding RSUs granted to the Named Executive Officers:

Name	Number of RSUs (1)	Dollar Value

Ronald Rubin	48,322	$703,310
Edward A. Glickman	31,516	$458,708
George F. Rubin	27,510	$400,400
Joseph F. Coradino	27,510	$400,400
Robert F. McCadden	24,243	$352,853

(1)	The number of RSUs shown is based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the awards.

2010 Annual Cash Incentive Awards

The Compensation Committee approved the payment of annual cash incentive awards to each of the Named Executive Officers for the year ended December 31, 2010 in the following amounts:

Name	2010 Annual Cash Incentive

Ronald Rubin	$587,967
Edward A. Glickman	$465,475
George F. Rubin	$374,230
Joseph F. Coradino	$374,230
Robert F. McCadden	$330,515

Cash incentive awards to the Named Executive Officers are based upon Funds From Operations for the year ended December 31, 2010 as reported by the Company, subject to the authority of the Compensation Committee to adjust the original target levels as specified in the annual incentive compensation opportunity awards.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 16, 2011	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel